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                                                                  Exhibit 2.2(b)

                               ARTICLES OF MERGER

                                    MERGING

                               ATARI CORPORATION

                                 WITH AND INTO

                                JTS CORPORATION

                              ___________________


           Pursuant to Section 251 of the General Corporation Law of the State of Delaware and Section 78.458 of the General Corporation Law
                             of the State of Nevada

        JTS Corporation, a Delaware corporation ("JTS"), and Atari Corporation, a Nevada corporation ("Atari"), DO HEREBY CERTIFY AS FOLLOWS:

        FIRST: That JTS was incorporated on February __, 1994 under the name "JT Storage, Inc." pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Atari was incorporated on May 17, 1984, pursuant to the Nevada General Corporation Law (the "Nevada Law").

        SECOND: That an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of April 8, 1996, by and between JTS and Atari, setting forth the terms and conditions of the merger of Atari with and into JTS (the "Merger"), has been approved, adopted, certified, executed and acknowledged by the Board of Directors of each of the constituent corporations in accordance with Section 251 of the Delaware Law in the case of JTS and Section 92A.100 of the General Corporation Law of the State of Nevada in the case of Atari.

        THIRD: That the Reorganization Agreement and the Merger were submitted to a vote of the stockholders of JTS. Of the _________ shares of Common Stock of JTS (the "JTS Common Stock") outstanding, _________ shares were entitled to vote as a class, and of the _________ shares of Series A Preferred Stock of JTS (the "JTS Series A Preferred"), ________ shares were entitled to vote as a class. Of such shares, ________ shares of JTS Common Stock were voted in favor of the Reorganization Agreement and the Merger and ________ shares of JTS Series A Preferred Stock were voted in favor of the Reorganization Agreement and the Merger, in each case a sufficient number for approval.

        FOURTH: That the Reorganization Agreement and the Merger were submitted to a vote of the stockholders of Atari. Of the ________ shares of Common Stock of Atari outstanding, ________ shares were entitled to vote. Of such shares, ________ shares were voted in favor of the Reorganization and Merger, a sufficient number for approval.

        FIFTH: That the name of the surviving corporation (the "Surviving Corporation") shall be JTS Corporation.

        SIXTH: That pursuant to the Reorganization Agreement, the Restated Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A hereto.


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        SEVENTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                        JTS Corporation
                        166 Baypointe Parkway
                        San Jose, California 95134

        EIGHTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

        NINTH: That the Merger shall become effective upon the filing of this Articles of Merger with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada.

        IN WITNESS WHEREOF, each of Atari and JTS has caused this Certificate of Merger to be executed in its corporate name this __ of July, 1996.

                                                ATARI CORPORATION


                                                By: ___________________________

                                                Title: President

ATTEST:


____________________________
Secretary


                                                JTS CORPORATION


                                                By: ___________________________

                                                Title: President


ATTEST:


____________________________
Secretary